UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Bally’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Westminster Street

Providence, Rhode Island 02903

(Address of principal executive offices, including zip code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.	Regulation FD Disclosure

On March 24, 2021, Bally’s Corporation (“Bally’s” or the “Company”) issued an announcement (the “Rule 2.4 Announcement”) pursuant to Rule 2.4 of the United Kingdom City Code on Takeovers and Mergers (the “UK Code”) disclosing that it had reached an agreement in principle on key terms of a possible combination of Bally’s and Gamesys Group plc (“Gamesys”) pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys (the “Possible Combination”). The Possible Combination would be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006.

Under the terms of the Possible Combination, Gamesys shareholders would be entitled to receive 1,850 pence in cash for each share of Gamesys or, under a share alternative, Gamesys shareholders would be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration to which they would be entitled to elect to receive under the Possible Combination at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share (the “Share Alternative”). As of March 23, 2021, Gamesys had 109,440,630 total shares outstanding and 2,560,583 shares under Gamesys’ equity plans. Gamesys shareholders representing 24.5% of Gamesys’ outstanding stock have indicated their intention to commit to elect for the Share Alternative.

Pursuant to the UK Code, Bally’s has until April 21, 2021, subject to extension, to either announce a firm intention to make an offer for Gamesys in accordance with Rule 2.7 of the UK Code or announce that it does not intend to make an offer. The Rule 2.4 Announcement is not a binding offer for Gamesys and there is no assurance that a binding agreement will be reached.

Gamesys is listed on the premium listing segment of the Main Market of the London Stock Exchange under the ticker symbol "GYS" and is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys currently offers bingo and casino games to its players using brands which include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognizable brands that deliver best-in-class player experience and gaming content. Gamesys reported annual revenue of £727.7 million and £415.1 million for the years ending December 31, 2020 and 2019, respectively, and EBITDA of £197.5 million and £96.9 million for the same periods respectively. The combined group would continue to be headquartered in Rhode Island.

A copy of the Rule 2.4 Announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibit furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report, including the exhibit furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Rule 2.4 Announcement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: March 24, 2021	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer